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                                                                    Exhibit 99.1

Consent of Nominee
to the
Board of Directors
of
Qwest Communications International Inc.
(the "Corporation")



I, W. Thomas Stephens, hereby consent to being named as a nominee to the Board in the Registration Statement on Form S-1 (Registration No. 333-25391) that the Corporation has filed with the Securities and Exchange
Commission.




_____________________
W. Thomas Stephens

_____________________
Date:  May 22, 1997